UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2023

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2023, Baxter International Inc. (the “Company”) appointed Mr. Joel T. Grade as its Executive Vice President and Chief Financial Officer, effective as of October 18, 2023. In connection with his appointment, on October 18, 2023, Brian Stevens will cease serving as the Company’s interim Chief Financial Officer and will continue serving as the Company’s Senior Vice President, Chief Accounting Officer and Controller.

Mr. Grade, 53, has served in various capacities at Sysco Corporation across his 25-year career with the company, including most recently as Executive Vice President, Corporate Development since December 2020 and Executive Vice President and Chief Financial Officer of Sysco Corporation from 2015 to December 2020. Mr. Grade holds a bachelor’s degree in accounting and finance from the University of Wisconsin and an MBA from Northwestern University.

Mr. Grade does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Mr. Grade and any other persons pursuant to which he was selected as an officer, and there are no transactions between Mr. Grade and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Grade’s appointment as Executive Vice President and Chief Financial Officer, the Company entered into an offer letter with Mr. Grade, dated September 26, 2023 (the “Offer Letter”). Pursuant to the Offer Letter (which was subject to Board approval of his appointment as an executive officer), Mr. Grade is entitled to the following:

●	Annual base salary of $800,000;

●

Eligibility to participate in the Company’s Management Incentive Compensation Program with a target bonus of 100% of annual base salary, including eligibility for a prorated bonus opportunity for 2023 based on the number of days worked in 2023;

●	Eligibility to receive an annual equity-based grant pursuant to the Company’s long-term incentive program (the “LTIP”) commencing in 2024 with a target grant value of $3,600,000;

●

Two one-time equity grants under the LTIP, which, in each case, will be made during the first quarterly off-cycle grant date after October 18, 2023: (i) the first with a target grant value of $3,600,000 consisting of 50% performance share units (“PSUs”), 25% restricted stock units (“RSUs”) and 25% stock options, and (ii) the second with a target grant value of $1,000,000 consisting solely of RSUs, with all RSUs and stock options under both grants vesting one-third per year on the first three anniversaries of the grant date, subject to continuing employment through the vesting dates, and with the performance period against which PSUs under the first grant will be measured being January 1, 2023 through December 31, 2025, using the metrics and targets set for that performance period for all other eligible participants under the LTIP;

●

One-time supplemental cash payment of $500,000 after 90 days of employment, subject to full repayment upon resignation or termination by Baxter (except through an involuntary termination for which Mr. Grade is eligible for severance under Baxter’s Executive Severance Plan) within 12 months of October 18, 2023 and 50% repayment upon the same occurring within 12 to 24 months of October 18, 2023; and

●

Participation in the Company’s other benefit plans in accordance with practices for other executives of a similar level (including participation in Baxter’s Executive Severance Plan and entry into the Company’s form of Change in Control agreement for executive officers).

The foregoing summary of the Offer Letter is qualified in its entirety by the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 3, 2023, the Company issued a press release announcing Mr. Grade’s appointment as Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

10.1	Offer Letter, dated September 26, 2023, by and between Baxter International Inc. and Joel Grade

99.1	Press Release, dated October 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: October 3, 2023	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary